EXHIBIT 24


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rodney A. Young and Deborah L. Moore, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of LecTec Corporation), to sign a registration statement, and any or all amendments (including post-effective amendments) thereto, on Form S-8 for the sale of shares of LecTec Corporation Common Stock pursuant to the LecTec Corporation 1998 Stock Option Plan and the LecTec Corporation 1998 Directors' Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

           Name                          Title                        Date
           ----                          -----                        ----


                           Chief Executive Officer, President  February 18, 1999
------------------------   and Chairman (Principal Executive
Rodney A. Young            Officer)


                           Chief Financial Officer (Principal  February 18, 1999
------------------------   Financial and Accounting Officer)
Deborah L. Moore


            *              Director                            February 18, 1999
------------------------
Lee M. Berlin

            *              Director                            February 18, 1999
------------------------
Alan C. Hymes, M.D.

            *              Director                            February 18, 1999
------------------------
Paul O. Johnson

            *              Director                            February 18, 1999
------------------------
Bert J. McKasy

            *              Director                            February 18, 1999
------------------------
Marilyn K. Speedie

            *              Director                            February 18, 1999
------------------------
Donald C. Wegmiller